                                  SCHEDULE 14C
                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934



Check the appropriate box:

[ ]  Preliminary information statement       [ ]  Confidential, for use by the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5(d)(2))


[x]  Definitive information statement


                          RAVENS METAL PRODUCTS, INC.
                  (Name of Registrant as Specified in Charter)

          JOHN J. STITZ, RAVENS METAL PRODUCTS, INC., P.O. BOX 10002,
           861 E. TALLMADGE AVENUE, AKRON, OHIO 44310; (216) 630-4528
              (Name of Person(s) Filing the Information Statement)


     Payment of filing fee (check the appropriate box):

     [ ]     $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14c-5(g).

     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     [x]     Fee paid previously with preliminary materials

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                          RAVENS METAL PRODUCTS, INC.
                                 P.O. BOX 10002
                            861 E. TALLMADGE AVENUE
                                AKRON, OH 44310

                          NOTICE OF ACTION TO BE TAKEN
                               BY WRITTEN CONSENT

TO THE SHAREHOLDERS OF RAVENS METAL PRODUCTS, INC.:

NOTICE IS HEREBY GIVEN that, at a meeting held on September 12, 1995, the Board of Directors (the "Board") of Ravens Metal Products, Inc. (the "Company") approved a consolidation of the Company's stock by effecting a reverse stock split, so that each four (4) shares of common stock of the Company will be cancelled and exchanged for one (1) share of common stock of the Company. Any fractional interest resulting from the split will be rounded up to the next whole share. In connection with this reverse split, the Board also proposed, adopted and declared advisable an amendment to the Company's Certificate of Incorporation to reduce the authorized capital stock of the Company to Three Million Three Hundred Thousand (3,300,000) shares, of which Three Million (3,000,000) shares shall be Common Stock having a par value of One Penny ($.01) per share, and Three Hundred Thousand (300,000) shares shall be Preferred Stock having a par value of One Penny ($.01) per share.

By written consent dated December 1, 1995 and delivered to the Company on that date, Jacob Pollock, holder of 87.51% of the Company's issued and outstanding stock, has approved the proposed amendment. Since shareholder approval of the amendment is thus assured, the Board has decided to dispense with the formality of a special meeting of shareholders. Management is not soliciting proxies or consents in connection with this matter, and shareholders are requested not to send proxies or consents to the Company. The Company expects to file the amendment with the Secretary of State of the State of Delaware as soon as practicable on or after December 21, 1995. The amendment will be effective when accepted for filing.

Under Delaware law, the reverse stock split and corresponding reduction in authorized stock do not give rise to dissenters' rights of appraisal. This notice constitutes the notice required by Section 228 of the Delaware General Corporation Law.

YOU ARE HEREBY REQUESTED TO SURRENDER ANY CERTIFICATES FOR THE COMPANY'S COMMON STOCK IN YOUR POSSESSION (SEE THE ENCLOSED TRANSMITTAL LETTER AND MAILING ENVELOPE); SURRENDERED CERTIFICATES WILL BE EXCHANGED FOR NEW CERTIFICATES REFLECTING THE REVERSE STOCK SPLIT, INCLUDING ANY SHARES RESULTING FROM THE ROUNDING-UP OF ANY FRACTIONAL INTERESTS CREATED THEREBY.

                                                            Nicholas T. George
                                                            Secretary
Akron, Ohio
December 1, 1995

                          RAVENS METAL PRODUCTS, INC.

                             INFORMATION STATEMENT

GENERAL INFORMATION

This Information Statement is being furnished to shareholders of Ravens Metal Products, Inc., a Delaware corporation (the "Company"), on or about December 1, 1995, in connection with approval by written action of an amendment to the
Company's Certificate of Incorporation (the "Amendment").   The Company's
principal executive offices are located at 861 E. Tallmadge Avenue, Akron, Ohio 44310; telephone (216) 630-4528. Management is not soliciting proxies or consents in connection with this matter, and shareholders are requested not to send proxies or consents to the Company.

                   WE ARE NOT ASKING YOU FOR A PROXY, AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

VOTING RIGHTS AND RECORD DATE

Only shareholders of record at the close of business on December 1, 1995 (the "Record Date") have the right to receive notice of and to act with respect to the proposed Amendment. As of the Record Date, 7,769,392 shares of the Company's $.01 par value common stock (the "Common Stock") were issued and outstanding. There were no shares of preferred stock of the Company issued and outstanding as of the Record Date, and there are presently no such shares issued and outstanding.

Under Delaware law and the Company's Certificate of Incorporation and By-Laws, a majority of the issued and outstanding shares of Common Stock is required to approve the Amendment. Each shareholder of record is entitled to one vote for each share of stock held. However, since the consent executed and delivered to the Company by Jacob Pollock represents the consent of more than a majority of the issued and outstanding shares of the voting stock of the Company, the Amendment may be effected without further action of the Company's shareholders.

AMENDMENT OF CERTIFICATE OF INCORPORATION

On September 12, 1995, the Board of Directors of the Company adopted resolutions approving a one-for-four stock split and a corresponding reduction in the Company's authorized $.01 par value stock as follows:

         RESOLVED, that it is hereby declared advisable to consolidate the shares of the Company by effecting a reverse stock split, so that each four (4) shares of the common stock of the Company will be surrendered to the Company, cancelled and exchanged for one (1) share of common stock of the Company (with any fractional interest created by the split rounded up to the next whole share), and said reverse stock split is hereby adopted by this Board and shall be effected as of the earliest practicable date.

         RESOLVED, that it is hereby declared advisable that the Certificate of Incorporation of Ravens Metal Products, Inc. (As Amended) be further amended by changing Article 5 thereof so that, as amended, the first paragraph of Article 5 shall be and read as follows:

                                   ARTICLE 5

         The aggregate number of shares which the Corporation shall have authority to issue is Three Million Three Hundred Thousand (3,300,000) shares, of which Three Million (3,000,000) shares shall be Common Stock having a par value of One Penny ($.01) per share, and Three Hundred Thousand (300,000) shares shall be Preferred Stock having a par value of One Penny ($.01) per share.

         The remaining text of Article 5 shall not change.

The Company expects to file the Amendment with the Secretary of State of the State of Delaware as soon as practicable on or after December 21, 1995. The Amendment will be effective when accepted for filing.

There currently is no active public market for the Company's Common Stock. The Common Stock is traded over-the-counter and reported on "pink sheets," which are published periodically. The Chicago Corp., 208 LaSalle Street, Chicago, Illinois 60604 (telephone: 1-800-621-1674) makes a market in the Common Stock. The best knowledge and belief of the Company is that the stock has not actively traded during the last two years and that The Chicago Corp. has maintained a bid price ranging from $.10 to $.25 per share during that period. The current bid price is $.25 per share. The Company is aware that a small number of transactions, most of which involved the sale of shares by Jacob Pollock, have occurred at prices ranging from $1.50 to $2.75 per share. An independent appraisal firm valued the stock at $1.00 per share as of March 31, 1994. The reverse stock split and the corresponding reduction in authorized shares are motivated by a desire to raise the bid price of the Common Stock to facilitate more active trading. However, there can be no assurance that an active market for the Common Stock will develop merely because of an increase in the price of each share.

The reverse stock split and Amendment will not materially increase or decrease the percentage of ownership of the Company or change the voting rights of any shareholder, although in some cases immaterial changes in ownership and voting power may result from the rounding up of fractional interests. There are currently 7,769,392 shares of Common Stock outstanding; following the split, there will be an aggregate of 1,943,526 such shares outstanding, comprised of 1,942,348 shares resulting from the split and 1,178 shares from the rounding up of fractional interests. Accordingly, a holder of 100 shares, or 0.0012871% of ownership and voting power, pre-split would hold 25 shares, or 0.0012863% of ownership and voting power, post-split, while a holder of 101 shares, or 0.0013000% of ownership and voting power, pre-split would hold 26 shares, or 0.0013378% of ownership and voting power, post-split. The Company hereby requests surrender of each certificate that has been issued. In exchange for each surrendered certificate, the Company will issue a new certificate reflecting the split and the rounding-up of any fractional interest created thereby. Under Delaware law, the reverse stock split and corresponding reduction in authorized stock, pursuant to the Amendment, do not give rise to dissenters' rights of appraisal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership of Common Stock by the only person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 1, 1995. He has sole voting and investment power with respect to these shares.


                        Name and
 Title of               Address of                                 Amount and Nature of               Percent
 Class                  Beneficial Owner                           Beneficial Ownership              of Class
 -----                  ----------------                           --------------------              --------
                        Jacob Pollock                                         6,799,210                87.51%
 Common Stock           861 E. Tallmadge Avenue
                        Akron, Ohio 44310

The following table shows the ownership of Common Stock beneficially owned directly or indirectly by each director of the Company, and by all its directors and officers as a group as of December 1, 1995.

 Title of             Name of                             Amount and Nature of                    Percent
 Class                Beneficial Owner                    Beneficial Ownership                   of Class
 -----                ----------------                    --------------------                   --------
 Common Stock         Jacob Pollock                                  6,799,210 (1)                 87.51%
                      Nicholas T. George                               120,000 (2)                  1.54%
                      C. Stephen Clegg                                       0                      0.00%
                      David A. Simia                                     1,010 (1)                  0.01%
                      Richard D. Pollock                               160,000 (2)                  2.07%

                      All directors and                              6,960,220                     89.59%
                      officers as a group
                      (7 persons)

(1) The listed person has sole voting and investment power with respect to these shares.

(2) 120,000 shares are held in an irrevocable trust for the benefit of Richard Pollock's children. Richard Pollock and Nicholas T. George, as co-trustees, equally share voting and investment power with respect to these shares. The remaining 40,000 shares listed for Richard Pollock are owned by his spouse; Mr. Pollock disclaims beneficial ownership of these shares.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, information statements and other information filed by the Company can be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and at its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and may be copied upon payment of prescribed fees. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of prescribed fees.


FINANCIAL AND OTHER INFORMATION; INCORPORATION BY REFERENCE

The Company's 1995 Annual Report was delivered to shareholders with the Information Statement dated August 11, 1995 for the Company's September 12, 1995 Annual Meeting of Shareholders (the "1995 Annual Report"). Management's Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements, included in the 1995 Annual Report, are incorporated herein by reference. A copy of the Company's Form 10-Q for the fiscal quarter ended September 30, 1995, as filed with the Securities and Exchange Commission, accompanies this Information Statement. Copies of the Company's Form 10-K for the fiscal year ended March 31, 1995 (without exhibits) and the 1995 Annual Report may be obtained from the Company, upon request. Your request should be directed in writing to Chief Financial Officer, Ravens Metal Products, Inc., 861 E. Tallmadge Avenue, Akron, Ohio 44310, or by telephone to the Chief Financial Officer at (216) 630-4528. The Form 10-K (without exhibits) and the 1995 Annual Report will be sent to you, without charge, by first class mail.

SHAREHOLDER PROPOSALS

Any proposal intended to be presented by a shareholder at the 1996 Annual Meeting of the Company's Shareholders must be received by the Company no later than June 12, 1996 at the Company's offices, addressed to P.O. Box 10002, Akron, Ohio 44310-0002, for inclusion in the Company's proxy material or information statement for the 1996 Annual Meeting of Shareholders.

                                        By Order of the Board of Directors,


                                         Nicholas T. George
                                         Secretary

RAVENS [logo]
December 1, 1995



Dear Shareholder of Ravens Metal
         Products, Inc.:



In accordance with the enclosed information, please send your stock certificates in the enclosed postage paid envelope. (This is not an offer to purchase your stock, and Ravens is not purchasing stock.) If the certificates do not fit in the envelope or the envelope is not available, mail the certificates to:

                                  Ravens Metal Products, Inc.
                                  P. O. Box 10002
                                  Akron, Ohio  44310-0002

Ravens will mail new certificates to you at the address the enclosed information was mailed to. If you have a new address, please provide it in the following space:

New Address:
               _______________________________________________________________

               _______________________________________________________________

               _______________________________________________________________


Very truly yours,

RAVENS METAL PRODUCTS, INC.





RAVENS METAL PRODUCTS, INC.     P.O. BOX 10002.AKRON, OH
44310-0002.PHONE:(216)630-4528.FAX:(216)630-4535

1995 Annual Report

REPORT OF INDEPENDENT ACCOUNTANTS

         To the Shareholders and Board of Directors
         Ravens Metal Products, Inc.:

         We have audited the accompanying balance sheets of Ravens Metal Products, Inc. as of March 31, 1995 and 1994 and the related statements of operations, changes in shareholders' equity (deficit), and cash flows for each of the three years in the period ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ravens Metal Products, Inc. as of March 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1995 in conformity with generally accepted accounting principles.


/s/Coopers & Lybrand


Akron, Ohio
May 24, 1995, except as to the information presented in Notes 5 and 6, for which the date is June 26, 1995.